UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      May 18, 2010
TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                     (734) 855-2600
Not applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
TRW Automotive Holdings Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 18, 2010. At the meeting, the following matters were submitted to a vote of, and approved by, the stockholders of the Company:
1.	Election of Directors. The three directors identified below were elected to serve as Class III directors for a three-year term expiring at the 2013 annual stockholders’ meeting. Voting results were as follows:

			Broker
	For	Withheld	Nonvotes
Jody G. Miller	110,062,368	1,359,006	2,909,756
John C. Plant	109,538,034	1,883,340	2,909,756
Neil P. Simpkins.	107,788,533	3,632,841	2,909,756
2.	Ratification of the Selection of Independent Public Accountants. The selection of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for 2010 was ratified. Voting results were as follows:

			Broker
For	Against	Abstain	Nonvotes
109,793,159	3,481,974	1,055,997	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: May 21, 2010	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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